SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2008
FILE NUMBER 811- 2699
SERIES NO.: 13

74U.  1 Number of shares outstanding (000's omitted)
        Class A                                            7,907
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                            1,966
        Class C                                            2,374
        Class R                                              489
        Institutional Class                                    6

74V.  1  Net asset value per share (to nearest cent)
        Class A                                           $10.33
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                           $10.23
        Class C                                           $10.22
        Class R                                           $10.29
        Institutional Class                               $10.28